Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
441-298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES
COMMENCEMENT OF TENDER OFFER FOR OUTSTANDING 6.371%
SENIOR GUARANTEED NOTES DUE 2007 AND SERIES B 6.371% SENIOR
GUARANTEED NOTES DUE 2007
HAMILTON, BERMUDA, November 28, 2005 — Platinum Underwriters Holdings, Ltd. (the “Company”) (NYSE: PTP) announced today that Platinum Underwriters Finance, Inc. (“Platinum Finance”), an indirect subsidiary of the Company, has commenced a tender offer today for any and all of its outstanding 6.371% Senior Guaranteed Notes due 2007, which are unconditionally guaranteed by the Company, and any and all of its outstanding Series B 6.371% Senior Guaranteed Notes due 2007, which are unconditionally guaranteed by the Company and are registered under the Securities Act of 1933, as amended (collectively, the “Notes”). The aggregate outstanding principal amount of the Notes outstanding is $137.5 million.
Under the terms of the tender offer, Platinum Finance will purchase the outstanding Notes at a purchase price determined by reference to a fixed spread of 100 basis points or 1.00% over the yield to maturity based on the bid side price of the U.S. Treasury 3% Bond due November 15, 2007 as measured at 2:00 P.M., New York City time, on December 5, 2005, plus accrued and unpaid interest up to the date of payment of such purchased Notes. The tender offer will expire at 5:00 P.M., New York City time, on December 6, 2005, unless extended or earlier terminated. Platinum Finance will pay for tendered Notes in same-day funds promptly following the expiration of the tender offer. It is expected that payment will be made on December 7, 2005.
These and other terms of the tender offer are described in an Offer to Purchase dated November 28, 2005, and the related letter of transmittal provided to the holders of Notes.
Goldman, Sachs & Co. and Merrill Lynch & Co. will act as Dealer Managers for the tender offer. The Information Agent and Tender Agent is D. F. King & Co., Inc. Persons with questions regarding the tender offer should contact Goldman, Sachs & Co. toll-free at 800-828-3182 or collect at 212-357-7867, Merrill Lynch & Co. toll-free at 888-654-8637 or collect at 212-449-4914 or D. F. King & Co., Inc. toll-free at 800-431-9645 or collect at 212-269-5550.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer will be made only by the Offer to Purchase dated November 28, 2005.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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